EXHIBIT 10.30

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 3 TO THE EMPLOYMENT AGREEMENT (this “Amendment”) made as of the 31st day of December, 2008 by and between AEROFLEX INCORPORATED, a Delaware corporation (hereinafter the “Company”) and JOHN ADAMOVICH, JR. (hereinafter the “Executive” and together with the Company, the “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into an Employment Agreement dated November 9, 2005, as amended in November 21, 2006 and December 1, 2006 (the “Agreement”) under which the Parties agreed upon the terms pursuant to which the Executive would provide services to the Company as further described therein, and

WHEREAS, Section 409A has been added to the Internal Revenue Code of 1986, as amended (the “Code”), and the Parties have agreed to amend this Agreement to comply with the final regulations issued under Code Section 409A.

NOW, THEREFORE, the parties hereto agree as follows, effective as of December 31, 2008:

1.	The following phrase shall be added to the end of the last sentence of Section 2(b)(i)(2) of the Agreement, which shall read as follows:

“provided that Executive is then still employed on the date such payment would otherwise be made.”

2.	Section 2(b)(ii) of the Agreement shall be amended by adding the following sentence to the end thereof:

“Any annual bonus payable under this Agreement shall be paid on or prior to March 15 of the year following the year such bonus is earned.”

3.
All references in Section 2 of the Agreement to “disabled” or “Disability” as such term is defined in Section 404A(2)(c) of the Code shall henceforth be read to mean “Disabled” as such term is defined in Section 409A(a)(2)(C) of the Code.

4.	Section 2(c)(iii)(6) of the Agreement is hereby amended and restated in its entirety to read as follows:

“In the event that the Company undergoes a ‘change in control event,’ as such term is defined in Treasury Regulation §1.409A-3(i)(5) and the Executive’s employment with the Company is terminated within two years after such event by (A) the Company other than for death or Disability or any one or more of the reasons set forth in Section 3(b)(ii), (iii) or (iv), or (B) the Executive for Good Reason, then, in either such case, the effective date of termination shall be deemed to be the Retirement Age and payments shall be made to the Executive in the same manner and to the same extent as provided in subsection 2(c)(iii)(1).”

5.	Section 3(a) of the Agreement shall be amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, no such condition shall be considered a ‘Disability,’ unless such condition also meets the requirements of being ‘Disabled’ under Section 409A(a)(2)(C) of the Code.”

6.	A new provision shall be added at the end of Section 5(a) of the Agreement, immediately following Section 5(a)(vi), to read in its entirety as follows

“Notwithstanding the above, no event shall be considered a Change in Control unless and until such purported Change in Control meets the requirements of a ‘change in control event,’ as set forth in Treasury Regulation §1.409A-3(i)(5).”

7.	Section 5(c)(i) of the Agreement shall be amended by adding the following sentence to the end thereof:

“Any bonus component of the Executive’s severance shall be paid in lump sum as soon as practical following such termination.”

8.	Section 5(c)(iv) of the Agreement shall be amended by adding the following sentence to the end thereof:

“Any such reduction shall first apply against cash payments and then to non-cash benefits.”

9.	A new Section 14 of the Agreement is hereby added, which shall read in its entirety as follows:

“Compliance with Code Section 409A.  It is intended that any expense reimbursement made under this Agreement shall be exempt from Code Section 409A.  Notwithstanding the foregoing, if any expense reimbursement shall be determined to be ‘deferred compensation’ within the meaning of Code Section 409A, including without limitation any reimbursement under Sections 2(b)(v), 4(a) and 5(c)(iii), then the reimbursement shall be made to the Executive as soon as practicable after submission of the reimbursement request, but no later than December 31 of the year following the year during which such expense was incurred.”

10.           Except as specifically provided in and modified by this Amendment, the Agreement is in all other respects hereby ratified and confirmed and references to the Agreement shall be deemed to refer to the Agreement as modified by this Amendment.

11.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

 IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

AEROFLEX INCORPORATED

By:	/s/ Charles Badlato
Charles Badlato, Vice President – Treasurer
and Assistant Secretary

/s/ John Adamovich, Jr.
John Adamovich, Jr.